UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C.  20549


                          _________________




                              FORM 8-K


                           CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF THE

                   SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)     March 31, 1995




                 Rollins Environmental Services, Inc.
       (Exact name of registrant as specified in its charter)



      Delaware                      1-8368              51-0228924
(State or other jurisdiction     (Commission         (IRS Employer
    of incorporation)             File number)     Identification No.)



     One Rollins Plaza, Wilmington, Delaware            19803
     (Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including area code  (302) 426-2700



   (Former name or former address, if changed since last report.)

ITEM 2. ACQUISITION OF ASSETS.

    On March 31, 1995, the Rollins Environmental Services, Inc. ("Registrant") acquired from Westinghouse Electric Corporation
("Seller") all of the issued and outstanding shares of capital stock of National Electric, Inc. ("NEI"), a wholly owned subsidiary of the Seller. NEI owns all of the issued and outstanding shares of capital stock of Aptus, Inc. ("Aptus"). NEI is not conducting any business operations. Aptus is engaged in the sale of services related to the transportation, storage, laboratory analysis and incineration of certain types of hazardous waste. The major facilities are located in Aragonite, Utah; Coffeyville, Kansas; Denver, Colorado; Houston, Texas and Lakeville, Minnesota. The Registrant intends to continue the business of Aptus.

    The purchase price of $135 million consisted of a cash payment of $6.5 million, the assumption of the Seller's obligations and duties in connection with the $45.7 million of Tooele County, Utah Variable Rate Hazardous Waste Treatment Revenue Bonds, Series A and the issuance to the Seller of $16.8 million of 7.75% Senior Unsecured Debentures and $66.0 million of 7.25% Subordinated Convertible Debentures.

    The acquisition is being accounted for under the purchase method of accounting.

ITEM 5. OTHER EVENTS

  In connection with the acquisition described in Item 2, the Registrant entered into Amendment No. 1 dated March 31, 1995 amending the Rights Agreement dated as of June 14, 1989 between the Company and Registrar and Transfer Company. In order to avoid a Triggering Event (as defined in the Rights Agreement), the amendment provides that Seller shall not be deemed to be the Beneficial Owner (as defined in the Rights Agreement) of Common Stock of the Registrant due to its ownership of the Convertible Debentures or any Common Stock acquired upon conversion of the Convertible Debentures.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

  (a)  Financial statements of business acquired

      (1)       Consolidated Financial Statements - National Electric,
                    Inc.
                Consolidated Balance Sheet at December 31, 1994
                    and 1993
                Consolidated Statement of Income for the years
                    ended December 31, 1994 and 1993
                Consolidated Statement of Cash Flows for the years
                    ended December 31, 1994 and 1993
                Notes to the Financial Statements

      (2)       Report of Independent Accountants

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS (con'd.).

      (4)(i)    As of the date of this report, financial statements
                    subsequent to December 31, 1994
                    are not yet available.
         (ii)   Audited financial statements as identified in (a)(1)
                    above are included with this report.
         (iii) The remaining required financial statements will be
                    filed on or before June 14, 1995.

  (b)  Pro forma financial information

       As of the date of this report, pro forma information required pursuant to Article 11 of Regulation S-X is not yet available.
       Such required information will be filed on or before June 14, 1995.

  (c)  Exhibits:

       Exhibit index

      Exhibit
      Number
      (2) Stock Purchase Agreement between Westinghouse Electric Corporation (Seller) and Rollins Environmental
               Services, Inc. (Buyer) for National Electric, Inc., a Minnesota corporation, dated as of March 7, 1995.

      (4)(a) Indenture dated as of March 31, 1995 between Rollins Environmental Services, Inc. and First Fidelity Bank, National Association, as Trustee covering the issue of $16,800,000 of 7.75% Senior Unsecured Debentures Due March 31, 2005.

         (b) Indenture dated as of March 31, 1995 between Rollins Environmental Services, Inc. and Texas Commerce Bank National Association, as Trustee covering the issue of $66,000,000 of 7.25% Convertible Subordinated Debentures Due March 31, 2005.

         (c) Debenture Purchase Agreement dated as of March 31, 1995 between Rollins Environmental Services, Inc. and
               Westinghouse Electric Corporation.

         (d) Assignment and Assumption Agreement dated March 31, 1995 between Rollins Environmental Services, Inc. and Westinghouse Electric Corporation assigning to Rollins all of the obligations of Westinghouse under the Loan Agreement dated as of June 1, 1990 between Tooele County, Utah and Westinghouse Electric Corporation relating to Variable Rate Hazardous Waste Treatment Revenue Bonds, Series A (as attached to the Assignment and Assumption Agreement).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS (con'd)

         (e) Rights Agreement dated as of June 14, 1989 between Rollins Environmental Services, Inc. and Registrar and Transfer Company, as Rights Agent. The Rights Agreement includes Exhibit A the form of Right Certificate. Pursuant to the Rights Agreement, Rights Certificates will not be distributed until after the Distribution Date (as defined therein).

         (f) Amendment No. 1 dated as of March 31, 1995 to Rights Agreement between Rollins Environmental Services, Inc. and Registrar and Transfer Company, as Rights Agent.


                             SIGNATURES

  Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   Rollins Environmental Services, Inc.



DATE:   April 13, 1995             BY: /s/  Leo F. Rattigan, Jr.
                                        Vice President-Finance and
                                        Treasurer








                                                               ITEM 7(a)
Report of Independent Accountants

To the Board of Directors and Shareholders of Westinghouse Electric Corporation

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income and of cash flows present fairly, in all material respects, the financial position of National Electric, Inc. and its subsidiary (collectively, NEI), a wholly owned subsidiary of Westinghouse Electric Corporation (Westinghouse), at December 31, 1994 and 1993, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of Westinghouse's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether these financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 2 to the accompanying financial statements, NEI adopted Statement of Financial Accounting Standard No. 112, "Employers' Accounting for Postemployment Benefits," in 1993. As discussed in Note 3 to the accompanying financial statements, NEI is a wholly owned subsidiary of Westinghouse and has engaged in various transactions and relationships with other Westinghouse entities. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.


Price Waterhouse LLP
600 Grant Street
Pittsburgh, Pennsylvania 15219
January 27, 1995

PAGE

                              Westinghouse Electric Corporation
                                   National Electric, Inc.

Consolidated Balance Sheet
(in thousands, except per share amounts)

                                                       At December 31,
                                                     1994              1993
  Assets:
Cash (note 3)                                       $      1         $      2
Accounts receivable (net of allowance for
  doubtful accounts of $1,087 and $606)
  (note 2)                                            14,937           19,376
Deferred income taxes (note 6)                         4,250            4,682
Prepaid and other current assets (note 2)                853            1,100
  Total current assets                                20,041           25,160

Plant and equipment (net of accumulated
  depreciation of $36,480 and $26,107)
  (notes 2 and 7)                                    104,262          114,603
Goodwill (net of accumulated amortization
  of $7,250 and $6,102) (note 2)                      38,666           39,815
  Total assets                                      $162,969         $179,578


  Liabilities and Shareholder's Equity:
Accounts payable                                    $  5,358         $  5,533
Unearned revenue (note 2)                              7,852            8,710
Reserve for groundwater remediation (note 9)           5,079            4,379
Current portion of capital lease obligations
  (note 11)                                              302              459
Other current liabilities (note 8)                     4,343            4,217
  Total current liabilities                           22,934           23,298
Deferred income taxes (note 6)                         6,075            6,439
Capital lease obligations (note 11)                      976            2,285
Other noncurrent liabilities                           1,410              709
  Total liabilities                                   31,395           32,731

Contingent liabilities and commitments
  (note 9)                                              -                -

  Shareholder's Equity:
Common stock, $100 par value (3,000 shares
  authorized, issued and outstanding)                    300              300
Capital in excess of par value                        36,700           36,700
Retained earnings (deficit)                          (10,057)           2,066
Additional capital provided by parent
  company (note 3)                                   104,631          107,781
  Total shareholder's equity                         131,574          146,847
  Total liabilities and shareholder's equity        $162,969         $179,578


The accompanying notes are an integral part of these financial statements.
PAGE

                              Westinghouse Electric Corporation
                                   National Electric, Inc.

Consolidated Statement of Income
(in thousands)

                                                  Year ended December 31,
                                                     1994             1993
  Revenues:
Customer revenues (note 2)                         $ 82,636          $ 77,683
Related party revenues (note 3)                       5,811             6,994
  Total revenues                                     88,447            84,677

  Cost of revenues:
Cost of customer revenues                           (54,369)          (51,503)
Cost of related party revenues (note 3)              (2,125)           (3,985)
  Total cost of revenues                            (56,494)          (55,488)

  Expenses:
Selling, general and administrative                 (26,442)          (27,767)
Depreciation and amortization                       (12,376)          (13,100)
Provision for groundwater remediation
  (note 9)                                           (1,536)             (268)
Provision for restructuring (notes 8 and 10)            -                (450)
  Total cost of revenues and expenses               (96,848)          (97,073)

Loss from operations                                 (8,401)          (12,396)
Interest expense (note 3)                            (5,915)           (6,309)
Other income and expenses, net                         (126)              (18)
Loss before taxes                                   (14,442)          (18,723)
Income tax benefit (note 6)                           2,319             4,493
Loss before cumulative effect of
  change in accounting principle                    (12,123)          (14,230)
Cumulative effect of change in accounting
  for postemployment benefits (notes 2 and 5)          -                 (272)
Net loss                                            (12,123)          (14,502)
Retained earnings at beginning of year                2,066            16,568
Retained earnings (deficit) at end of year         $(10,057)         $  2,066



The accompanying notes are an integral part of these financial statements.

                               Westinghouse Electric Corporation
                                   National Electric, Inc.

Consolidated Statement of Cash Flows
(in thousands)
                                                 Year ended December 31,
                                                      1994          1993
  Operating Activities:
Net loss                                            $(12,123)     $(14,502)
Adjustments to reconcile net loss to net cash
 provided by (used in) operating activities:
  Depreciation and amortization                       12,376        13,100
  Deferred income taxes                                   68         4,105
  Provision for losses on accounts receivable            492           491
  Provision for groundwater remediation                1,536           268
  Provision for restructuring                           -              450
  Loss on sales of assets                                125            80
  Changes in assets and liabilities
   excluding sales of assets:
    Accounts receivable                                3,947          (949)
    Prepaid and other current assets                     247           851
    Accounts payable and other current
     liabilities                                      (1,742)       (8,251)
    Other noncurrent assets and liabilities              701           559
Net cash provided by (used in) operating
 activities                                            5,627        (3,798)

  Investing Activities:
Capital expenditures                                  (2,075)       (4,362)
Proceeds from sales of assets                             38            16
Net cash used in investing activities                 (2,037)       (4,346)

  Financing Activities:
Payments under capital lease obligations                (441)         (405)
Net receipts from (payments to) parent company        (3,150)        8,550
Net cash provided by (used in) financing
 activities                                           (3,591)        8,145
Increase (decrease) in cash                               (1)            1
Cash at beginning of year                                  2             1

Cash at end of year                                 $      1      $      2

  Non-cash investing and financing activities:
Transfers of equipment to affiliate and
  related decrease in additional capital
  provided by parent company                        $   -         $ (2,138)
Capital lease asset additions and
  related increase in obligation                        -              501
Capital lease asset terminations and
  related decrease in obligation                      (1,025)         -

The accompanying notes are an integral part of these financial statements.

                                    National Electric, Inc.
                              Notes to the Financial Statements

Note 1: Basis of Presentation

National Electric, Inc. (NEI) is a wholly owned subsidiary of Westinghouse Electric Corporation (Westinghouse) and is a distinct legal entity. Westinghouse is incorporated in the Commonwealth of Pennsylvania. NEI is incorporated in Minnesota.

NEI, acquired by Westinghouse in a stock purchase in 1988, primarily provides services related to the transportation, storage, laboratory analysis and incineration of certain types of hazardous waste. NEI conducts these activities through Aptus, Inc. (Aptus), a Delaware corporation and a wholly owned subsidiary of NEI. Aptus's major facilities include two waste incineration and laboratory analysis facilities located in Coffeyville, Kansas and Aragonite, Utah; a waste transfer, storage and laboratory analysis facility located in Lakeville, Minnesota; and sales offices located in Denver, Colorado, Pittsburgh, Pennsylvania and Houston, Texas. Aptus also provides waste transportation services out of its facilities in Kansas and Minnesota. The facility in Coffeyville has the only commercially licensed fixed-base dioxin incinerator in the U.S. NEI's customers primarily operate in the petrochemical and chemical industries. See note 2.

The Securities and Exchange Commission, in Staff Accounting Bulletin Number 55, requires that historical financial statements of a subsidiary, division, or lesser business component of another entity include certain expenses incurred by the parent on its behalf.
These expenses generally include, but are not limited to, officer and employee salaries, rent, depreciation, advertising, accounting and legal services, other selling, general and administrative expenses and other such expenses. These financial statements include the estimated costs of such expenses and services. See note 3.

Historically, NEI's results of operations have been included in the consolidated U.S. federal income tax return of Westinghouse. The income tax expense and other tax related information in these statements has been calculated as if NEI had not been eligible to be included in the consolidated tax returns of Westinghouse (i.e. NEI on a stand-alone basis). The calculation of tax provisions and deferred taxes required certain assumptions, allocations and estimates which management believes are reasonable to accurately reflect the tax reporting for NEI as a stand-alone taxpayer.

These consolidated financial statements have been prepared by Westinghouse management in conformity with generally accepted accounting principles and include such estimates and adjustments as deemed necessary to present fairly the consolidated financial position of NEI at December 31, 1994 and 1993, and the results of their operations and their cash flows for the years then ended.

Note 2: Summary of Significant
Accounting Policies

Consolidation
These consolidated financial statements include the accounts of NEI after elimination of intercompany accounts and transactions other than those with other units of Westinghouse as described in note 3.

Revenue Recognition and Unearned Revenue
NEI's revenues are derived from contracting with customers for the transportation, treatment, storage and incineration of hazardous waste. Revenues are recognized generally in two phases during the waste disposal process. The first phase is as waste is accepted into Aptus's permitted warehouses. The acceptance process includes transporting and receiving the waste, testing the waste to determine that it meets certain minimum standards, and storing the waste until incineration. The second phase is upon completion of waste incineration. The amount of revenue recognized in each phase is based on historical percentages of the total direct costs of each phase to the total direct costs of the waste disposal process, applied to the total revenue specified in the contract. For 1994 and 1993, the percentage of contract revenues recognized for waste accepted was approximately 30 percent.

Unearned revenue represents amounts billed to customers for waste incineration services yet to be performed.

Plant Closure Costs
In 1993, NEI adopted a program of providing for estimated plant closure costs over a period of 15 years. NEI estimates that, in the event the Corporation elected to shutdown all operations, the net cost to dismantle its facilities and complete any necessary site remediation would total approximately $4.5 million. At December 31, 1994 and 1993, the reserve for estimated plant closure costs totalled $0.6 million and $0.3 million, respectively, and is classified as an other noncurrent liability.

Accounts Receivable and Concentrations of Credit Risk
NEI's customers primarily operate in the petrochemical and chemical industries. At December 31, 1994 and 1993, 88 percent and 82 percent, respectively, of accounts receivable were from customers in those industries, with the remainder primarily from customers in the utilities industry.

NEI's customers in the petrochemical and chemical industries include those that contract directly with NEI for waste incineration services, as well as hazardous waste brokers. At both December 31, 1994 and 1993, 41 percent and 45 percent, respectively, of accounts receivable were from hazardous waste brokers.

Accounts receivable at December 31, 1994 and 1993 included no significant geographic or individual borrower concentrations of credit risk. NEI performs ongoing credit evaluations of its customers and generally does not require collateral.

Prepaid and Other Current Assets
Prepaid and other current assets is primarily comprised of supplies and prepaid insurance.

Plant and Equipment and Accrued Incinerator Maintenance
Plant and equipment acquired in the 1988 stock purchase (note 1) was recorded at historical cost, which approximated fair market value at that time. Subsequent additions to plant and equipment were recorded at cost.

Plant and equipment is depreciated under the straight-line method over the estimated useful lives of various classes of assets. Expenditures for additions and improvements are capitalized. Capitalization of newly acquired assets during 1994 was limited to those assets with cost in excess of $1,500. During 1993 the limit was $1,000. See note 7.

NEI accrues for estimated incinerator maintenance to better match the costs for repairs and maintenance with the revenues of the period of incinerator service. See note 8.

Goodwill
Goodwill is being amortized under the straight-line method over 40 years.

Change in Accounting Principle
In December 1993, NEI adopted, retroactive to January 1, 1993, Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits." This statement requires employers to adopt accrual accounting for workers' compensation, salary continuation, severance benefits and disability benefits provided to former or inactive employees after employment but before retirement. See note 5.

Note 3: Related-Party Transactions

Related Party Revenue
Aptus provides waste incineration services to several Westinghouse operations and receives credit through Westinghouse's centralized cash management clearinghouse, discussed below, for such services when provided. Accordingly, there are no intercompany receivables in these financial statements. The terms and conditions of Aptus' intercompany revenues have historically been governed generally on a commercial basis by internal Westinghouse interunit agreements.

Corporate Services
NEI uses, and is charged directly for, certain services that Westinghouse provides to its subsidiaries and other organizational units. These services generally include marketing, information systems support, certain accounting functions, legal and environmental affairs, benefit administration and telecommunications. NEI also purchases other Westinghouse internally-provided services as required. These services may include printing, productivity and quality consulting, and other purchased services.

Westinghouse centrally develops, negotiates and administers NEI's insurance programs. The insurance includes a broad all-risk coverage for real and personal property, third-party liability, pollution liability, employer's liability, automobile liability, and other standard liability coverages. Westinghouse also maintains a program of self-insurance for workers' compensation. A portion of the cost of this program is charged to NEI based on claims history.

All of the charges described above are included as costs of NEI's operations in these financial statements. Such charges by Westinghouse are based on costs which directly relate to NEI or a percentage allocation of Westinghouse's total costs for the service provided. Where percentage allocations are used, such allocations are based on NEI's percent utilization compared to that of all Westinghouse organizations. These costs have been allocated to NEI on a basis that management believes is reasonable. However, management believes that it is possible that the costs of these transactions may differ from those that would result from transactions among unrelated parties.

NEI also utilizes Westinghouse's centralized cash management services. Under such service arrangements, cash collected on accounts receivable is invested centrally. Additionally, disbursing operations are funded centrally on demand. As a result, NEI carries only petty cash, and increases and decreases its additional capital provided by parent company account for cash used and collected through a central clearinghouse arrangement.

The total charges to NEI for all of the services described above were $15.2 million and $13.0 million for 1994 and 1993, respectively.

Corporate Expenses
Westinghouse allocates a certain portion of its corporate expenses to its subsidiaries and other organizational units. These allocated costs include Westinghouse executive management and corporate overhead; benefit costs associated with retired and divested business employees; corporate-related pension charges; audit and tax services; and other support and executive functions.

Corporate expenses are allocated to NEI based primarily on payroll dollars. Such allocations are not necessarily indicative of actual results and it is not practical for management to estimate the level of expenses that might have been incurred had NEI operated as a separate stand-alone entity. Corporate expenses allocated to NEI for 1994 and 1993 totalled $4.6 million and $3.1 million, respectively.

Interest Expense and Shareholder's Equity
NEI is a distinct legal entity and therefore maintains the customary shareholder's equity and capital accounts. Additionally, NEI and Westinghouse maintain an additional capital provided by parent company account to recognize all interunit transactions as described above, and other transactions which primarily includes the funding of Aptus's capital expenditures by Westinghouse. For the purposes of these financial statements, Westinghouse's total investment in NEI is represented by total shareholder's equity.

NEI receives a charge from Westinghouse in the form of interest expense for the portion of Westinghouse's total investment in NEI which, for internal financial reporting purposes, represents debt. For 1994 and 1993, approximately 40 percent of Westinghouse's average total investment in NEI was considered to be debt for internal reporting purposes. NEI's allocated interest expense for 1994 and 1993 was $5.7 million and $5.9 million, respectively. The effective annualized percentage rates for both periods was approximately 10 percent. This method of calculating interest expense for internal reporting purposes is not necessarily indicative of interest expense that would have been incurred had NEI operated as a separate stand-alone entity.

For purposes of these financial statements, interest expense and interest paid are assumed to be equal.


Note 4: Pensions

Westinghouse sponsors various pension arrangements covering substantially all NEI employees. Most plan benefits are based on either years of service and compensation levels at the time of retirement, a formula based on career earnings, or a final average compensation amount. Pension benefits are paid from trusts funded by contributions from employees and Westinghouse. The pension funding policy is consistent with the funding requirements of U.S. federal and other government laws and regulations. Plan assets consist primarily of listed stocks, fixed income securities and real estate investments.

NEI's pension arrangements include only multiemployer plans as defined in SFAS No. 87, "Employers' Accounting for Pensions." For purposes of these financial statements, NEI's multiemployer plans include the Westinghouse Pension Plan and the Westinghouse Executive Pension Plan (the multiemployer plans). Each of these plans are defined benefit plans and are sponsored by Westinghouse. They cover the employees of NEI as well as other employees of Westinghouse. For multiemployer plans, employers are required to recognize as net pension costs total contributions for the period, and recognize a liability for any unpaid contributions required for the period. In 1994 and 1993, NEI's pension expense for multiemployer plans was $1.5 million and $0.7 million, respectively. There were no contributions due and unpaid at December 31, 1994 and 1993.


Note 5: Postretirement Benefits Other Than Pensions and
Postemployment Benefits

Postretirement Benefits Other Than Pensions
Westinghouse sponsors defined benefit postretirement plans that provide medical, dental and life insurance benefits for eligible retirees and dependents, including NEI's eligible retirees. During 1992, Westinghouse adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," on the immediate recognition basis. NEI's defined benefit postretirement plans are multiemployer plans as defined in SFAS No. 106. Therefore, no provision has been made in these financial statements to recognize a transition obligation for accumulated postretirement benefits.

For multiemployer plans, employers are required to recognize as net postretirement benefit costs total required contributions for the period, and recognize a liability for any unpaid contributions required for the period. For 1994 and 1993, NEI's net postretirement benefit cost for multiemployer plans was $0.3 million and $0.4 million, respectively, which represents NEI's contribution to Westinghouse for eligible retiree and dependent benefits in each year. There were no contributions due or unpaid at December 31, 1994 and 1993.

Postemployment Benefits
Westinghouse provides certain postemployment benefits to former or inactive employees and their dependents during the time period following employment but before retirement. During 1993, Westinghouse adopted, retroactive to January 1, 1993, SFAS No. 112. "Employer's Accounting for Postemployment Benefits." Prior to 1993, Westinghouse recognized postemployment benefit expenses as they were paid. Westinghouse recognized a charge, net of deferred taxes, for postemployment benefits at January 1, 1993 as the cumulative effect of a change in accounting for postemployment benefits. The portion of this charge related to NEI was $0.3 million, net of $0.1 million of deferred taxes. NEI's postemployment benefit expense for 1994 was not significant. At December 31, 1994 and 1993, NEI's liability for postemployment benefits totalled $0.3 million.

Note 6: Income Taxes
Income taxes are calculated under the bases described in note 1. For purposes of these financial statements, taxes paid are assumed to equal income taxes currently payable. In 1992, NEI adopted SFAS No. 109,"Accounting for Income Taxes."

Consolidated Income Taxes
(in thousands)
                                                Year ended December 31,
                                                   1994             1993
  Current:
Federal                                         $  2,387          $  8,742
  Total income taxes - current                     2,387             8,742

  Deferred:
Federal                                              (68)           (3,875)
State                                               -                 (230)
  Total income taxes - deferred                      (68)           (4,105)
Income tax benefit                              $  2,319          $  4,637

At December 31, 1994 and 1993, the consolidated balance sheet of NEI included federal income tax receivables of $11.1 million and $8.7 million, respectively. These amounts were calculated as though NEI was a stand-alone taxpayer and resulted from carrying back NEI's 1994 and 1993 net operating losses to NEI's taxable income from prior years. As NEI's results of operations are included in the consolidated U.S. federal income tax return of Westinghouse (note 1), such amounts are included in the additional capital provided by parent company account in the consolidated balance sheet.

The effect on deferred federal income taxes for 1993 resulting from the enactment of an increase in the statutory federal income tax rate from 34% to 35% was not significant.

Deferred income taxes result from temporary differences in the financial bases and tax bases of assets and liabilities. The types of differences that give rise to significant portions of deferred income tax liabilities or assets are shown in the accompanying table.

Consolidated Deferred Income Tax Sources
(in thousands)
                                                      At December 31,
                                                      1994          1993

Accumulated depreciation                            $(11,939)     $ (8,745)
Deferred revenue                                       2,748         3,049
Alternative minimum tax credits                        4,767         2,524
Provisions for expenses and losses                     2,930         2,441
Federal operating loss carryforwards                   2,843          -
State operating loss carryforwards                     1,343           869
Postemployment benefits                                  162           153
Other deferred tax assets                                 62            27
Valuation allowance                                   (4,741)       (2,075)
Deferred income taxes, net liability                $ (1,825)     $ (1,757)

Calculated as though NEI was a stand-alone taxpayer, at December 31, 1994 and 1993, NEI had deferred tax assets related to alternative minimum tax credits and state operating loss carryforwards totalling $6.1 million and $3.4 million, respectively. Valuation allowances for portions of these amounts have been established since, as required by SFAS No. 109, it is considered more likely than not that the total benefit of these deferred tax assets will not be realized. The alternative minimum tax credits have no expiration and the state operating loss carryforwards expire at various dates through the year 2009, according to respective state law. Deferred tax assets totalling $2.8 million at December 31, 1994 related to federal operating loss carryforwards which expire in 2009.

Consolidated Effective Tax Rate
                                                Year ended December 31,
                                                   1994              1993

Federal statutory income tax (benefit) rate       (35.0)%           (35.0)%
 Decrease in income tax (benefit) rate
   resulting from:
Valuation allowance                                15.2               6.4
Goodwill amortization                               2.8               2.2
Other                                               0.9               1.6
Effective income tax (benefit) rate               (16.1)%           (24.8)%

The federal income tax returns of Westinghouse are settled through the year ended December 31, 1986. Management believes that adjustments to Westinghouse's federal income tax returns of all years through December 31, 1994 related to NEI will not have a material adverse effect on NEI for purposes of these financial statements.

Note 7: Plant and Equipment

Plant and Equipment
(in thousands)
                                                     At December 31,
                                                      1994          1993

Machinery and equipment                             $105,804      $104,657
Buildings                                             31,680        31,713
Land                                                   2,448         2,471
Construction in progress                                 810         1,869
Plant and equipment, at cost                         140,742       140,710
Accumulated depreciation                             (36,480)      (26,107)
Plant and equipment, net                            $104,262      $114,603

Included in machinery and equipment at December 31, 1994 and 1993 are $1.8 million and $3.3 million, respectively, related to trucking equipment under capital leases (see note 11). Accumulated depreciation related to such equipment at those dates was $0.7 million and $0.8 million, respectively.

Note 8: Other Current Liabilities

Other Current Liabilities
(in thousands)
                                                      At December 31,
                                                      1994          1993

Accrued wages, vacations and other benefits         $ 2,291       $ 2,066
Accrued incinerator maintenance (note 2)                418           725
Reserve for restructuring (note 10)                     154           450
Other                                                 1,480           976
Other current liabilities                           $ 4,343       $ 4,217


Note 9: Contingent Liabilities and Commitments

It is the policy of Westinghouse to operate and maintain its facilities in compliance with all applicable laws and regulations to protect the environment and the health and safety of its employees and the community. Compliance with federal, state and local regulations relating to the discharge of substances into the environment, the disposal of hazardous wastes and other related activities affecting the environment have had and will continue to have an impact on the operations of NEI. Thus far, compliance with environmental requirements and resolution of environmental claims have been accomplished without material adverse effect on NEI's liquidity, competitive status, financial condition or results of operations.

While it is difficult to estimate the timing and ultimate costs to be incurred in the future due to uncertainties about the status of laws, regulations and technology, management has estimated the reasonably possible remediation costs that could be incurred by NEI based on the facts and circumstances known currently. Such estimates include the professional judgment of Westinghouse's environmental experts, outside environmental specialists and other experts and, when necessary, legal counsel.

In accordance with the above policy, there is one ongoing environmental evaluation and remediation program affecting NEI. This program involves investigation and remediation of an identified groundwater contamination problem at Aptus's facility in Coffeyville, Kansas. Management has estimated the total probable costs based on known information which could be incurred for investigation and remediation of the Coffeyville site to be approximately $5.1 million at December 31, 1994 and $4.4 million at December 31, 1993. These amounts have been accrued for in these financial statements. Due to the difficulty in estimating future environmental costs, NEI expects that any amounts that may be required to be paid in excess of amounts accrued for the Coffeyville groundwater contamination will not have a material adverse effect on NEI's financial condition or results of operation.

There was no other material pending or overtly threatened litigation related to NEI at December 31, 1994. Additionally, there were no other contingent liabilities or commitments at December 31, 1994 that would have a material impact on the financial position or results of operations of NEI.

Note 10: Provision for Restructuring

In January 1994, Westinghouse announced various restructuring and other actions which included providing for certain litigation and environmental contingencies and the disposition of certain non-strategic businesses. As a result of the announcement of these actions, Westinghouse recorded various charges and provisions in the fourth quarter of 1993. Of the fourth quarter 1993 charges and provisions recorded by Westinghouse, approximately $0.5 million related to NEI as a result of planned employee reductions. See note 8.

Note 11: Leases

NEI has commitments under capital leases for certain trucking equipment. At December 31, 1994, future minimum payment commitments under capital leases are as follows (in thousands):

Year ended December 31,
1995                                    $  470
1996                                       443
1997                                       429
1998                                       294
1999                                        19
                                         1,655
Imputed interest                          (377)
Capital lease obligations               $1,278